Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Globant S.A. of our report dated February 28, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Globant S.A.'s Annual Report on Form 20-F for the year ended December 31, 2021.

/s/ PRICE WATERHOUSE & CO. S.R.L

Autonomous City of Buenos Aires, Argentina

July 18, 2022